EXHIBIT 21.01

CADENCE DESIGN SYSTEMS, INC.
SUBSIDIARIES OF THE REGISTRANT

     The Registrant's subsidiaries and the state or country in which each is incorporated or organized are as follows:

Azuro (UK) Ltd.	United Kingdom
Azuro, Inc.	Delaware, U.S.A.
Beijing Cadence Electronics Technology Company Limited	People’s Republic of China
Beijing Cadence Information Technology Co., Ltd.	People's Republic of China
C2 Design Automation (d/b/a Forte Design Systems)	California, U.S.A.
Cadence AMS Design India Private Limited	India
Cadence Design (Israel) II Ltd.	Israel
Cadence Design Enablement	Ireland
Cadence Design Systems (Canada) Ltd.	Canada
Cadence Design Systems (Cyprus) Ltd.	Cyprus
Cadence Design Systems (India) Private Limited	India
Cadence Design Systems (Ireland) Limited	Ireland
Cadence Design Systems (Israel) Ltd.	Israel
Cadence Design Systems (Japan) B.V.	The Netherlands
Cadence Design Systems (S) Pte Ltd.	Singapore
Cadence Design Systems (Taiwan) B.V.	The Netherlands
Cadence Design Systems A.B.	Sweden
Cadence Design Systems Asia Ltd.	Hong Kong
Cadence Design Systems B.V.	The Netherlands
Cadence Design Systems GmbH	Germany
Cadence Design Systems I B.V.	The Netherlands
Cadence Design Systems Kft.	Hungary
Cadence Design Systems Leasing, Inc.	Delaware, U.S.A.
Cadence Design Systems Limited	United Kingdom
Cadence Design Systems LLC	Russia
Cadence Design Systems Management (Shanghai) Ltd.	People’s Republic of China
Cadence Design Systems S.A.S.	France
Cadence Design Systems S.r.l.	Italy
Cadence Group	Ireland
Cadence International (Cyprus) Ltd.	Cyprus
Cadence International Ltd.	Ireland
Cadence Korea Ltd.	Korea
Cadence Netherlands B.V.	The Netherlands
Cadence Taiwan, Inc.	Taiwan
Cadence Technology Ltd.	Ireland
Castlewilder	Ireland
Castlewilder Global	Ireland
Chip Estimate Corporation	Delaware, U.S.A.
Daffodil Acquisition II, Inc.	Delaware, U.S.A.
Denali Design Systems Private Ltd.	India
Denali Software Kabushiki Kaisha	Japan
Denali Software, LLC	California, U.S.A.
Forte Design Systems, K.K.	Japan
Gardenia MJM II	Mauritius

Jasper Design Automation - Israel, Ltd.	Israel
Jasper Design Automation do Brasil Informatica e Microelectronica Ltda.	Brazil
Jasper Design Automation, A.B.	Sweden
Jasper Design Automation, LLC	California, U.S.A.
Jasper Holdings Ltd.	Cayman Islands
Quickturn Design Systems, Inc.	Delaware, U.S.A.
Shanghai Cadence Electronics Technology Co., Ltd.	People’s Republic of China
Sigrity, Inc.	California, U.S.A.
Tality Canada Corporation	Canada
Taray, Inc.	California, U.S.A.
Telos Venture Partners III, L.P.	Delaware, U.S.A.
Tensilica Limited	United Kingdom
Tensilica Technologies India Private Limited	India
Tensilica, LLC	Delaware, U.S.A.
Tundra Holdings, Inc.	Delaware, U.S.A.
TVP I LLC	Delaware, U.S.A.
TVP II LLC	Delaware, U.S.A.
TVP III LLC	Delaware, U.S.A.